As filed with the Securities and Exchange Commission on August 17, 2000.
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                              SPECTRIAN CORPORATION
             (Exact name of Registrant as specified in its charter)

                  Delaware                                  77-0023003
         (State of Incorporation)                        (I.R.S. Employer
                                                         Identification No.)

                               350 West Java Drive
                           Sunnyvale, California 94089
                                 (408) 745-5400
   (Address and telephone number of Registrant's principal executive offices)

                       ----------------------------------

                        Qualified Stock Option Agreements
                       1998 Nonstatutory Stock Option Plan
                              (Full Title of Plans)

                       ----------------------------------

                                MICHAEL D. ANGEL
              Executive Vice President, Finance and Administration,
                      Chief Financial Officer and Secretary
                              Spectrian Corporation
                               350 West Java Drive
                           Sunnyvale, California 94089
                                 (408) 745-5400
            (Name, address and telephone number of agent for service)

                       ----------------------------------

                                    Copy to:
                             CHRIS F. FENNELL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300


================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================


---------------------------- ---------------------- --------------------- ----------------------- ----------------------
                                                         Proposed               Proposed
         Title of                                         Maximum                Maximum
        Securities                   Amount              Offering               Aggregate               Amount of
           to be                     to be               Price Per               Offering             Registration
        Registered                Registered              Share                  Price(2)                  Fee
---------------------------- ---------------------- --------------------- ----------------------- ----------------------
Common Stock, $.001 par
 value, to be issued under
 the 1998 Nonstatutory
 Stock Option Plan(3)                250,000              $14.25(1)            $ 3,562,500             $  940.50
---------------------------- ---------------------- --------------------- ----------------------- ----------------------
Common Stock, $.001 par
 value, to be issued under
 the Non-Qualified Stock
 Option Agreements with
    T. Waechter(3)                   250,000              $23.063              $ 5,765,625             $1,522.13
---------------------------- ---------------------- --------------------- ----------------------- ----------------------
Common Stock, $.001 par value,
 to be issued under the
 Non-Qualified Stock Option
 Agreement with
    M. Angel(3)                      110,000              $22.50               $ 2,475,000             $  653.40
---------------------------- ---------------------- --------------------- ----------------------- ----------------------
Common Stock, $.001 par value,
 to be issued under the
 Non-Qualified Stock Option
 Agreement with
   J. Quinn(3)                        50,000              $11.375              $   568,750             $  150.15
---------------------------- ---------------------- --------------------- ----------------------- ----------------------
Common Stock, $.001 par value,
 to be issued under the
 Non-Qualified Stock Option
 Agreement with
  G. Garrettson(3)                    25,000              $22.25               $   556,250             $  146.85
---------------------------- ---------------------- --------------------- ----------------------- ----------------------
           Total                                                               $12,928,125             $3,413.03
---------------------------- ---------------------- --------------------- ----------------------- ----------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share for the Common Stock as reported on the Nasdaq National Market System on August 10, 2000.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the 1998 Nonstatutory Stock Plan and the Non-Qualified Stock Option Agreements with Messrs. Waechter, Angel, Garrettson and Quinn.

(3) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Spectrian Corporation is sometimes referred to herein as the "Company"):

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Company's Proxy Statement dated July 28, 2000 relating to the Company's 2000 Annual Meeting of Shareholders;

                  (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2000, filed pursuant to Section 13 of the 1934 Act;

                  (d) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed January 17, 1997 pursuant to Section 12(g) of the 1934 Act;

                  (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed June 9, 1994 pursuant to Section 12(g) of the 1934 Act; and

                  (f) The description of the Registrant's Common Stock and Preferred Stock contained in the Registrant's Current Report on 8-K filed October 10, 1997 pursuant to Section 13 of the 1934 Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemption as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, and employee or other agents for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

         The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits
                  Exhibit
                   Number                                       Documents

          -----------------------  ------------------------------------------------------------------------
                      4.1          1998 Nonstatutory Stock Option Plan and form of Stock Option Agreement.

                      4.2          Stock Option Agreement dated April 10, 2000 between
                                   Registrant and Thomas H. Waechter

                      4.3          Stock Option Agreement dated December 10, 1999 between
                                   Registrant and Michael D. Angel.

                      4.4          Stock Option Agreement dated December 13, 1999 between
                                   Registrant and John P. Quinn

                      4.5          Stock Option Agreement dated November 18, 1997 between
                                   Registrant and Garrett A. Garrettson

                      5.1          Opinion of counsel as to legality of securities being registered

                     23.1          Consent of Counsel (contained in Exhibit 5.1)

                   23.2.1          Consent of PricewaterhouseCoopers LLP

                   23.2.2          Consent of KPMG LLP

                     24.1          Power of Attorney (see page 6)

Item 9.  Undertakings

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act") each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Spectrian Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 17th day of August 2000.



                          SPECTRIAN CORPORATION



                          By:        /s/ Michael D. Angel
                               ------------------------------------------------
                          Michael D. Angel
                          Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Waechter and Michael D. Angel, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.
                  Signature                                        Title                         Date
------------------------------------------      --------------------------------------       ---------------
/s/ Thomas H. Waechter                          President, Chief Executive Officer and
------------------------------------------      Director (Principal Executive Officer)       August 17, 2000
(Thomas H. Waechter)


                                                Executive Vice President, Finance and
                                                Administration, Chief Financial Officer
/s/ Michael D. Angel                            and Secretary (Principal Financial and
------------------------------------------      Accounting Officer)                          August 17, 2000
(Michael D. Angel)


/s/ Garrett A. Garrettson                       Director and Chairman                        August 17, 2000
------------------------------------------
(Garrett A. Garrettson)


/s/ James A. Cole                               Director                                     August 17, 2000
------------------------------------------
(James A. Cole)


/s/ Martin Cooper                               Director                                     August 17, 2000
------------------------------------------
(Martin Cooper)


/s/ Charles D. Kissner                          Director                                     August 17, 2000
------------------------------------------
(Charles D. Kissner)


/s/ Robert W. Shaner                            Director                                     August 17, 2000
------------------------------------------
(Robert W. Shaner)


/s/ Robert C. Wilson                            Director                                     August 17, 2000
------------------------------------------
(Robert C. Wilson)


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    EXHIBITS

                       ----------------------------------

                       Registration Statement on Form S-8

                              SPECTRIAN CORPORATION

                                 August 17, 2000

                                          SPECTRIAN CORPORATION

                                   REGISTRATION STATEMENT ON FORM S-8

                                            INDEX TO EXHIBITS
    Exhibit

    Number                                    Description                                           Page
--------------------------------------------------------------------------------------------------------------
          4.1    1998 Nonstatutory Stock Option Plan.                                                  9

          4.2    Stock Option  Agreement  dated April 10, 2000 between  Registrant  and               24
                 Thomas H. Waechter

          4.3    Stock Option Agreement dated December 10, 1999 between  Registrant and               29
                 Michael D. Angel.

          4.4    Stock Option Agreement dated December 13, 1999 between  Registrant and               34
                 John P. Quinn

          4.5    Stock Option Agreement dated November 18, 1997 between  Registrant and               39
                 Garrett A. Garrettson

          5.1    Opinion of counsel as to legality of securities being registered                     44

         23.1    Consent of Counsel (contained in Exhibit 5.1)

       23.2.1    Consent of PricewaterhouseCoopers LLP                                                45

       23.2.2    Consent of KPMG LLP                                                                  46

         24.1    Power of Attorney (see page 6)